EXHIBIT 5

                    December 28, 1999

IPALCO Enterprises, Inc.
One Monument Circle
P.O. Box 1595
Indianapolis, IN 46206-1595

Gentlemen:

You  have  requested  my opinion in connection  with  the
Registration  Statement  on Form S-8  (the  "Registration
Statement")  anticipated to be filed with the  Securities
and  Exchange Commission by IPALCO Enterprises, Inc. (the
"Company")  on  December 28, 1999, with respect  to  the
registration  of  One  Million  Eight  Hundred   Thousand
(1,800,000) shares of Common Stock, without par value, of the Company (the "Shares") to be issued and sold to eligible participants in the IPALCO Enterprises, Inc.
Long-Term Performance and Restricted Stock Incentive Plan
(As  Amended and Restated Effective January 1, 1998) (the
"Incentive Plan").

I  have examined such records and documents and have made
such  investigations of law and fact  as  I  have  deemed
necessary   in   the  circumstances.    Based   on   that
examination  and investigation, I am of the opinion  that
when  the  Shares  have been issued in consideration  for
services  performed, all as contemplated by the Incentive
Plan  as described in the Registration Statement  and  in
the  Prospectus  relating thereto, as  the  same  may  be
amended,  and  when  the Company has  complied  with  the
Securities  Act  of  1933,  as  amended,  and  with   the
securities laws of Indiana and all other jurisdictions in which the Shares are to be sold pursuant to the Incentive
Plan, the Shares will be legally issued, fully paid and non-assessable.

I consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, however, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

The foregoing opinion is limited to the application of the internal laws of the State of Indiana and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction.

                    Sincerely,

                    /s/ Bryan G. Tabler
                    Bryan G. Tabler